As filed with the Securities and Exchange Commission on January 20, 2010

Registration No. 333-124172

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CBS Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2949533
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

51 West 52nd Street,
New York, New York 10019
(212) 975-4321
(Address of Principal Executive Offices, including zip code)

CBS Corporation 2004 Long-Term Management Incentive Plan
(Full Title of the Plan)

Louis J. Briskman, Esq.
Executive Vice President and General Counsel
CBS Corporation
51 West 52nd Street
New York, NY 10019
Telephone: (212) 975-4321
(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, Registration No. 333-124172 (the “Registration Statement”), is being filed to deregister certain shares of Class B Common Stock, par value $0.001 per share (the “Shares”), of CBS Corporation (the “Registrant”) that were registered for issuance pursuant to the CBS Corporation 2004 Long-Term Management Incentive Plan (the “Plan”). The Registration Statement registered 139,990,000 Shares issuable pursuant to the Plan to employees of the Registrant. The Registration Statement is hereby amended to deregister 68,300,000 remaining unissued Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-124172 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of January, 2010.

CBS CORPORATION

By:	/s/Louis J. Briskman
Name:	Louis J. Briskman
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	President and Chief Executive	January 20, 2010
Leslie Moonves	Officer and Director
(Principal Executive Officer)

/s/Joseph R. Ianniello	Executive Vice President and	January 20, 2010
Joseph R. Ianniello	Chief Financial Officer
(Principal Financial Officer and Acting Principal
Accounting Officer)

*	Executive Chairman of the Board	January 20, 2010
Sumner M. Redstone	and Founder

*	Director	January 20, 2010
David R. Andelman

*	Director	January 20, 2010
Joseph A. Califano, Jr.

*	Director	January 20, 2010
William S. Cohen

*	Director	January 20, 2010
Gary L. Countryman

*	Director	January 20, 2010
Charles K. Gifford

*	Director	January 20, 2010
Leonard Goldberg

*	Director	January 20, 2010
Bruce S. Gordon

*	Director	January 20, 2010
Linda M. Griego

*	Director	January 20, 2010
Arnold Kopelson

*	Director	January 20, 2010
Doug Morris

*	Director	January 20, 2010
Shari Redstone

*	Director	January 20, 2010
Frederic V. Salerno

*By:	/s/Louis J. Briskman
Louis J. Briskman
Attorney-in-fact for the Directors

Exhibit Index

Exhibit No.	Description of Document
4.1*
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2005) (File No. 001-09553).

4.2*
Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3(b) to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2007) (File No. 001-09553).

4.3*
CBS Corporation 2004 Long-Term Management Incentive Plan (formerly named the Viacom Inc. 2004 Long-Term Management Incentive Plan) (as amended and restated through May 25, 2006) (incorporated by reference to Exhibit 10 to the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2006) (File No. 001-09553).

5*	Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Michael D. Fricklas, Esq.
24**	Powers of Attorney.

*           Previously filed or incorporated by reference.
**           Filed herewith.